UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 7, 2014

(Date of Report: Date of earliest event reported)

NU-MED PLUS, INC.

(Exact name of registrant as specified in its charter)

Utah

     000-54808

        45-3672530

(State or other jurisdiction

(Commission File Number)

 (IRS Employer ID No.)

                     of incorporation)

455 East 500 South, Suite 205, Salt Lake City, Utah 84111

 (Address of principal executive office) (Zip Code)

Registrant's telephone number, including area code: (801) 746-3570

__________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On January 7, NUMED PLUS, INC., a Utah corporation (the “Company”) issued one million eight hundred thousand (1,800,000) shares of its common stock to Smith Consulting Services, Inc. (“SCS”) for its past and ongoing consulting work to the Company.  SCS previously entered into a consulting agreement with the Company in November 2012 which ran for a period of one year.  The Company and SCS have been negotiating a new contract to compensate SCS for its ongoing consulting services to the Company.  During these negotiations, SCS has continued to provide consulting services with the understanding that a new contract would be entered into for another one year period.  Since the Company has limited funds, the Company and SCS agreed the new contract would be for only shares of the Company’s common stock and not contain any cash consideration.  Based on the current lack of a market for the Company’s common stock and long term illiquid nature of the shares, the Company and SCS determined a fair amount of the shares and placed a value on the shares of $0.01 per share in determining the value of the shares to SCS. The shares issued will be restricted and were issued under an exemption from registration under Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Table #

Title of Document

Location

10.1

Amended Consulting Contract - SCS

This Filing

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NU-MED PLUS, INC.

By: /s/ Jeffrey L. Robins

Date: January 7, 2014

      Jeffrey L. Robins, CEO